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                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                        Years ended December 31,
                                                                        ------------------------
                                                                1999              1998            1997
                                                                ----              ----            ----

Average shares outstanding                                      4,178,200       4,197,077        4,270,789
                                                            =============   =============    =============


Net income                                                  $   4,782,000   $   4,734,000    $   4,890,000
                                                            =============   =============    =============


Earnings per common share                                   $        1.14   $        1.13    $        1.14
                                                            =============   =============    =============

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